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                           USA WASTE SERVICES, INC.
            EXHIBIT 11.1 COMPUTATION OF EARNINGS PER COMMON SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                     QUARTER ENDED MARCH 31,
                                                                    -------------------------
                                                                      1996             1995
                                                                    -------           ------
Primary
           Net income                                               $20,516             $184
                                                                    -------           ------
           Number of common shares outstanding                       65,938           50,657
           Effect of using weighted average common stock
              outstanding                                              (44)            (477)
           Common stock equivalents (1)                               1,070              908
                                                                    -------           ------
                Total                                                66,964           51,088
                                                                    =======           ======
                Earnings per common share                             $0.31            $0.00
                                                                    =======           ======


Fully Diluted
           Net income                                               $20,516             $184
                                                                    -------           ------
           Number of common shares outstanding                       65,938           50,657
           Effect of using weighted average common stock
              outstanding                                              (44)            (477)
           Common stock equivalents (1)                               1,268              974
                                                                    -------           ------
                Total                                                67,162           51,154
                                                                    =======           ======
                Earnings per common share (2)                         $0.31            $0.00
                                                                    =======           ======



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(1)         Common stock equivalents were determined based on the "Treasury
            Stock Method" as set forth in Accounting Principles Board Opinion No. 15.

(2)         The dilutive effect between primary and fully dilutive earnings
            (loss) per common share is less than 3% or is anti- dilutive for all periods presented and is therefore not disclosed in the consolidated statements of operations.